    As filed with the Securities and Exchange Commission on July 23, 1999
                                                   Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         --------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                         --------------------------

                           SEAGATE SOFTWARE, INC.
           (Exact name of Registrant as specified in its charter)
                         --------------------------

            Delaware                                    77-0397623
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                               915 Disc Drive
                       Scotts Valley, California 95006
                               (831) 438-6550
(Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)
                         --------------------------

                           1996 STOCK OPTION PLAN
                          (Full title of the plan)
                            ELLEN E. CHAMBERLAIN
                      Senior Vice President, Treasurer
                         and Chief Financial Officer
                           SEAGATE SOFTWARE, INC.
                               915 Disc Drive
                       Scotts Valley, California 95006
                               (408) 438-6550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         --------------------------
                                 Copies to:

    JOHN T. SHERIDAN, Esq.                        SUSAN WOLFE, Esq.
Wilson Sonsini Goodrich & Rosati      Vice President Legal Affairs and Secretary
   Professional Corporation                     SEAGATE SOFTWARE, INC.
     650 Page Mill Road                             915 Disc Drive
     Palo Alto, CA 94304                   Scotts Valley, California 95006
       (415) 493-9300                               (408) 438-6550
                         --------------------------
                       CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                            Proposed        Proposed
                                                            Maximum         Maximum
        Title of Each Class               Amount            Offering        Aggregate       Amount of
         of Securities to                  to be              Price          Offering     Registration
          be Registered                 Registered(1)      Per Share(2)      Price(2)          Fee
--------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value         4,000,000 shares        $1.432      $5,728,000.00       $1,592.38
========================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1996 Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or similar event.

(2) This estimate is based on the book value of the Common Stock of Seagate Software, Inc. on March 31, 1999 pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

     The contents of the Registrant's Form S-8 Registration Statement (Registration No. 33-43051) dated December 23, 1997 are incorporated herein by reference.

                                    PART II

Item 8.  Exhibits.

          Exhibit
           Number    Document
          -------    --------

             4.1 1996 Stock Option Plan, as amended, and form of Stock Option Agreement thereunder.

             5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

            23.1     Consent of Ernst & Young LLP, Independent Auditors.

            23.2     Consent of Counsel (contained in Exhibit 5.1)

            24.1     Power of Attorney (see pages II-2 and II-3)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Software, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 23rd day of July, 1999.

                                 SEAGATE SOFTWARE, INC.

                                 By:  /s/ Stephen J. Luzco
                                      ----------------------------------------
                                      Stephen J. Luzco
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Ellen E. Chamberlain his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                        Title                        Date
--------------------------   ---------------------------    --------------------

/s/ Stephen J. Luczo         Chairman of the Board of          July 23, 1999
--------------------------   Directors and Chief Executive
(Stephen J. Luczo)           Officer (Principal Executive
                             Officer)

/s/ Gregory B. Kerfoot       President and Chief Operating     July 23, 1999
--------------------------   Officer and Director
(Gregory B. Kerfoot)


/s/ Ellen E. Chamberlain     Senior Vice President,            July 23, 1999
--------------------------   Treasurer and Chief Financial
(Ellen E. Chamberlain)       Officer (Principal Financial
                             and Accounting Officer)

/s/ Gary B. Filler           Director                          July 23, 1999
--------------------------
(Gary B. Filler)

/s/ Lawrence Perlman         Director                          July 23, 1999
--------------------------
(Lawrence Perlman)

/s/ Donald L. Waite          Director                          July 23, 1999
--------------------------
(Donald L. Waite)

                               INDEX TO EXHIBITS

     Exhibit
     Number                       Exhibit
     ------                       -------

       4.1 1996 Stock Option Plan, as amended, and form of Stock Option Agreement thereunder

       5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation

      23.1       Consent of Ernst & Young LLP, Independent Auditors

      23.2       Consent of Counsel (contained in Exhibit 5.1)

      24.1       Power of Attorney (see pages II-2 and II-3)